Exhibit 5.1

Goodwin Procter llp
601 Marshall Street
Redwood City, CA 94063
goodwinlaw.com
+1 650 752 3100

June 4, 2024

PennyMac Financial Services, Inc.

3043 Townsgate Road

Westlake Village, California 91361

Re:      Securities Being Registered under Registration Statement on Form S-8

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to the registration of deferred compensation obligations (the “Obligations”) of PennyMac Financial Services, Inc., a Delaware corporation (the “Company”). The Obligations will arise under the PennyMac Financial Services, Inc. Executive Deferred Compensation Plan (the “Plan”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that the Obligations, when established pursuant to the terms of the Plan after approval by or pursuant to the terms of authorization from the Company’s Board of Directors, and when delivered and paid for in accordance with the terms of the Plan, will be duly authorized and will be valid and binding obligations of the Company enforceable in accordance with their terms and the terms of the Plan.

The opinion expressed above is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

PennyMac Financial Services, Inc.

June 4, 2024

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP